UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

July 27, 2017
Date of Report (Date of earliest event reported)
_____________________

Huron Consulting Group Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50976	01-0666114
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

550 West Van Buren Street
Chicago, Illinois
60607
(Address of principal executive offices)
(Zip Code)

(312) 583-8700
(Registrant’s telephone number, including area code)
_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

	Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 2.02.    Results of Operations and Financial Condition.
On July 27, 2017, Huron Consulting Group Inc. (the “Company”) posted supplementary financial information on its website for the first and second quarter 2017, six months ended June 30, 2017, quarterly and annual 2016, and annual 2015 segment and consolidated operating results and other operating data to reflect the second quarter 2017 reorganization of the Company’s internal financial reporting structure. The Company reorganized its internal financial reporting structure by moving the Life Sciences practice from the Education and Life Sciences segment to the Business Advisory segment. The remaining Education and Life Sciences segment is now referred to as the Education segment. The Company will continue to operate under three reportable segments: Healthcare, Education, and Business Advisory.
The revised presentation does not have any effect on the Company’s previously reported consolidated statements of earnings and other comprehensive income, balance sheets, stockholders' equity, or cash flows.

A copy of the supplementary financial information is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished pursuant to this Item 2.02 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 7.01.    Regulation FD Disclosure.
The information required by this Item 7.01 is set forth in Item 2.02 above, which is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Description

99.1	Supplementary financial information

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Huron Consulting Group Inc.
(Registrant)

Date:	July 27, 2017	/s/ John D. Kelly
John D. Kelly
Executive Vice President, Chief Financial Officer and Treasurer